UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ADOMANI, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4740 Green River Road, Suite 106

Corona, California 92880

March 12, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of ADOMANI, Inc. to be held on Wednesday, May 6, 2020, at 10:00 a.m., Pacific Time, at Embassy Suites Anaheim-North located at 3100 East Frontera Street, Anaheim, California 92806. The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be acted upon at the annual meeting.

Your vote is important to us and your shares should be represented at the Annual Meeting whether or not you are personally able to attend. Accordingly, I encourage you to mark, sign, date and return your Proxy Card promptly using the postage-paid envelope provided, or return your proxy by calling the toll-free telephone number or by using Internet voting as described in the voting instructions provided to you at your earliest convenience.

On behalf of the Board of Directors, thank you for your continued support of ADOMANI.

Sincerely,

/s/ James L. Reynolds
James L. Reynolds
Chairman of the Board, President and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m., Pacific Time, on Wednesday, May 6, 2020

The 2020 Annual Meeting of Stockholders of ADOMANI, Inc., a Delaware corporation (“ADOMANI,” the “Company” or “we”), will be held on Wednesday, May 6, 2020, at 10:00 a.m., Pacific Time, at Embassy Suites Anaheim-North located at 3100 East Frontera Street, Anaheim, California 92806, for the purpose of considering and acting upon the following:

1.	To elect the Class III directors named in this Proxy Statement to hold office until his or her successor is duly elected and qualified or until his or her earlier resignation, removal or death;

2.	To ratify the appointment of MaloneBailey, LLP as ADOMANI’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

3.	To consider and act upon other business which may properly come before the Annual Meeting or any postponement or adjournment thereof.

The proposals referred to above are more fully described in our Proxy Statement. We have elected to avail ourselves of the rules that allow companies to furnish their proxy materials via the Internet. As a result, our Proxy Statement has been made available on the Internet and we have mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and our annual report to stockholders outlining our operations during our 2019 fiscal year (the “Annual Report”) on or about March 12, 2020. The Notice also contains instructions on how to request a paper copy of our Proxy Statement and Annual Report.

Your vote is important. You are entitled to vote only if you were a stockholder at the close of business on March 10, 2020, the record date for the Annual Meeting. We hope that you will attend the Annual Meeting, but if you cannot do so, please complete, date, and sign your Proxy Card and return it in the accompanying envelope as promptly as possible, or vote by calling the toll-free telephone number or electronically over the Internet using the instructions provided in the Notice. Returning the Proxy Card (or voting electronically) will not affect your right to vote in person if you attend the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR CLASS III DIRECTOR LISTED IN PROPOSAL 1, AND FOR THE RATIFICATION OF MaloneBailey IN PROPOSAL 2 .

Dated: March 12, 2020	BY ORDER OF THE BOARD OF DIRECTORS,

/s/ James L. Reynolds
James L. Reynolds
Chairman of the Board, President and Chief Executive Officer

ADOMANI, INC.

4740 Green River Road, Suite 106

Corona, California 92880

PROXY STATEMENT

2019 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 6, 2020 at 10:00 a.m., Pacific Time

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of ADOMANI, Inc., a Delaware corporation (“ADOMANI,” the “Company” or “we”), for use at the 2020 Annual Meeting of Stockholders to be held on May 6, 2020, at 10:00 a.m., Pacific Time (the “Annual Meeting”), or at any postponement or adjournment of the Annual Meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Embassy Suites Anaheim-North located at 3100 East Frontera Street, Anaheim, California 92806. We have elected to avail ourselves of the rules that allow companies to furnish their proxy materials via the Internet. As a result, our Proxy Statement has been made available on the Internet and we have mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and our annual report to stockholders outlining our operations during our 2019 fiscal year (the “Annual Report”) on or about March 12, 2020. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our Proxy Statement and Annual Report.

GENERAL INFORMATION

Why am I receiving these materials?

We have made available this Proxy Statement because you held shares of our common stock, par value $0.00001 per share (the “Common Stock”), on March 10, 2020 (the “Record Date”) and are entitled to vote at the Annual Meeting. The Board is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares of Common Stock. The Notice, which directs stockholders to a website where they can access our Proxy Statement and Annual Report, was made available to stockholders beginning on or about March 12 2020. Please read this Proxy Statement, as it contains important information you need to know to vote at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting. If you were a stockholder of record on the Record Date, you will be entitled to vote all of the shares of Common Stock that you held on that date at the Annual Meeting or at any postponement or adjournment of the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

Stockholders will vote on the following proposals (the “Proposals”) at the Annual Meeting:

1.	To elect the Class III directors named in this Proxy Statement to hold office until his or her successor is duly elected and qualified or until his or her earlier resignation, removal or death;

2.	To ratify the appointment of MaloneBailey, LLP as ADOMANI’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

3.	To consider and act upon other business which may properly come before the Annual Meeting or any postponement or adjournment thereof.

If any other matter is properly brought before the Annual Meeting, your executed proxy would authorize James L. Reynolds (the “Proxy Holder”) to vote on such matters in his discretion.

How many votes do I have?

On each matter to be voted upon, you will have one vote for each share of Common Stock that you owned on the Record Date. For a description of the vote required to approve the Proposals, please see “What vote is required to approve the Proposals?” below.

How many votes can be cast by all stockholders?

We had 73,230,362 outstanding shares of Common Stock on the Record Date, and each of those shares of Common Stock is entitled to one vote. Stockholders are not entitled to cumulate voting rights.

How many votes must be present to hold the Annual Meeting?

To conduct business at the Annual Meeting, a quorum must be present. The presence in person or by proxy of the holders of a majority of the shares of our Common Stock entitled to vote at the Annual Meeting will constitute a quorum. We count proxies marked “withhold authority” as to any director nominee or “abstain” as to a particular proposal for purposes of determining the presence or absence of a quorum at the Annual Meeting for the transaction of business. Under Delaware law, abstentions are treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

How do I vote my shares?

In addition to voting in person at the Annual Meeting or any postponement or adjournment thereof, you may vote by mail, telephone or Internet. To vote your shares, please follow the instructions on the Notice.

Voting by Internet. If you are a registered stockholder (that is, if your stock is registered in your name), you may use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your Notice in hand when you log on and follow the instructions included with your Notice. You are encouraged to vote electronically by Internet. If you vote by Internet, you do not need to return your Proxy Card.

Voting by Telephone. If you are a registered stockholder (that is, if your stock is registered in your name), you may use a telephone to vote your proxy 24 hours a day, 7 days a week. Have your Notice in hand when you call and follow the instructions included with your Notice. If you vote by telephone, you do not need to return your Proxy Card.

If your shares are held in “street name” (that is, if your stock is registered in the name of your broker, bank or other nominee), please check your Notice or contact your broker, bank or other nominee to determine whether you will be able to vote by Internet or telephone. If your shares are held in “street name” and you do not make arrangements with your broker to vote your shares of Common Stock, then your broker is not permitted to exercise discretion and will not vote your shares on any non-routine Proposal, which is called a “broker non-vote.”

If you need assistance in revoking your proxy or changing your vote, please call us at (951) 407-9860.

Voting by Mail. To vote by mail, please sign, date and return to us as soon as possible the enclosed Proxy Card. An envelope with postage paid, if mailed in the United States, is provided for this purpose. Properly executed proxies that are received in time and not subsequently revoked will be voted as instructed on the proxies. If you vote by Internet as described above, you need not also mail a proxy to us.

Voting at the Annual Meeting. You may vote by ballot in person at the Annual Meeting. If you want to vote by ballot, and you hold your shares in street name (that is, through a bank or broker), you must obtain a power of attorney or other proxy authority from that organization and bring it to the Annual Meeting. Follow the instructions from your bank, broker or other agent or nominee included with these proxy materials, or contact your bank, broker or other agent or nominee to request a power of attorney or other proxy authority. Even if you plan to attend the Annual Meeting, you are encouraged to submit a Proxy Card or vote by telephone or Internet to ensure that your vote is received and counted. If you vote in person at the Annual Meeting, you will revoke any prior proxy you may have submitted.

What vote is required to approve the Proposals?

Assuming the presence of a quorum at the Annual Meeting:

Proposal	Vote Required	Broker Discretionary Vote Allowed
Proposal 1—Election of the Class III directors to the Board	A plurality of the votes cast	No

Proposal 2—Ratification of the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020	The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter	Yes

For purposes of Proposal 1, broker non-votes will have no effect on the outcome of such Proposal. For purposes of Proposal 1, abstentions are not considered “votes cast” at the Annual Meeting and thus will have no effect on the outcome of such Proposal. The vote on Proposal 1 is “non-discretionary” matters under applicable stock exchange rules, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to such Proposals, your broker is not permitted to vote on such Proposals and your votes will be counted as broker non-votes.

As Proposal 2 requires the affirmative approval of the majority of the issued and outstanding shares of Common Stock entitled to vote, both broker non-votes and abstentions will have the effect of a vote against such Proposal. Because Proposal 2 is considered a routine matter, discretionary votes by brokers will be counted.

How does the Board recommend that I vote?

Our Board recommends that you vote:

•	FOR the Class III director nominees named in this Proxy Statement in Proposal 1; and

•	FOR Proposal 2—A vote “For” the ratification of the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

If I give a proxy, how will my shares be voted?

Proxies received by us before the Annual Meeting that are properly executed will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy. If you properly execute your proxy but do not include voting instructions, the shares subject to the proxy will be voted in accordance with the recommendation of the Board on all matters presented in this Proxy Statement. Unsigned proxies will not be voted.

If you vote using the telephone number or website noted on the Notice, you do not need to return any Proxy Card.

If the Annual Meeting is postponed or adjourned, a stockholder’s proxy will remain valid and may be voted at the postponed or adjourned meeting. A stockholder still will be able to revoke the stockholder’s proxy until it is voted.

What if other matters are voted on at the Annual Meeting?

With respect to any other matter that properly comes before the Annual Meeting, the Proxy Holder will vote the proxies in his discretion in accordance with his best judgment and in the manner he believes to be in the best interest of ADOMANI. For example, if you do not give instructions on your Proxy Card or by telephone or Internet, and a nominee for director listed on the Proxy Card or Notice, as applicable, withdraws before the election (which is not now anticipated), your shares will be voted by the Proxy Holder for any substitute nominee as may be nominated by the Board.

On the date we filed this Proxy Statement with the Securities and Exchange Commission (“SEC”), the Board did not know of any other matter to be brought before the Annual Meeting.

How will my shares be voted if I mark “Abstain” on my proxy?

We will count a properly executed proxy marked “Abstain” as present for purposes of determining whether a quorum is present, but the shares represented by that proxy will not be voted at the Annual Meeting for the Proposals so marked.

Will my shares be voted if I do not provide instructions to my broker or nominee?

When a matter to be voted on at a stockholders meeting is the subject of a contested solicitation, under applicable rules, brokers no longer have discretion to vote shares that they hold in their name on behalf of a third party. Therefore, if you hold your shares in the name of your broker and you do not provide your broker with specific instructions regarding how to vote on any proposal to be voted on at the Annual Meeting, your broker will not be permitted to vote your shares on that proposal. This is called a “broker non-vote.” For example, if you do not provide your broker instructions on Proposal 1, the broker will not vote your shares on Proposal 1.

Please remember to give your broker specific instructions when returning your proxy. If you previously returned a proxy without specific instructions regarding how your shares are to be voted, please complete and return your proxy to your broker with specific voting instructions.

What does it mean if I receive more than one Notice?

If you hold your shares of Common Stock in more than one account, you will receive a Notice for each account. To ensure that all of your shares are voted, please vote using each Proxy Card you receive or, if you vote by telephone or Internet, you will need to enter each of your proxy numbers. Remember, you may vote by telephone or Internet or by signing, dating and returning the Proxy Card in the postage-paid envelope provided.

Can I revoke a previously delivered proxy or change my vote after I deliver my proxy?

Yes. You may revoke a previously delivered proxy by delivering another properly completed proxy with a later date (including via Internet), or by delivering written notice of revocation of your proxy to our Chief Executive Officer at our principal executive offices, located at 4740 Green River Road, Suite 106, Corona, California 92880, in each case before the exercise of the previously delivered proxy at the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a brokerage firm, bank, dealer or other similar organization, you must contact that brokerage firm, bank, dealer or other similar organization to revoke any prior voting instructions. You may also revoke any prior voting instructions by voting in person at the Annual Meeting if you obtain a legal proxy as described in the paragraph under the heading “Who can attend the Annual Meeting?” below.

Who can attend the Annual Meeting?

Any person who was a stockholder on the Record Date may attend the Annual Meeting. If you own shares in street name, you should ask your brokerage firm, bank, dealer or other similar organization for a legal proxy to bring with you to the Annual Meeting. If you do not receive a legal proxy in time, you should bring your most recent brokerage statement so that we can verify your ownership of our stock and admit you to the Annual Meeting. You will not, however, be able to vote your shares at the Annual Meeting without a legal proxy.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file with the SEC within four business days after the Annual Meeting.

When are stockholder proposals due for the next Annual Meeting?

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any stockholder desiring to include a proposal in our Proxy Statement with respect to our 2021 Annual Meeting of Stockholders should arrange for such proposal to be delivered to us at our corporate headquarters no later than November 19, 2020 in order to be considered for inclusion in our proxy statement relating to such annual meeting. Matters pertaining to such proposals, and the eligibility of persons entitled to have such proposals included, are regulated by the Exchange Act and the rules of the SEC. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to recommend votes against, stockholder proposals that we are not required to include under Rule 14a-8 under the Exchange Act.

In addition, pursuant to our Amended and Restated Bylaws, any stockholder desiring to submit a proposal for action or nominate one or more persons for election as directors at our 2021 Annual Meeting of Stockholders pursuant to the advance notice provisions of our Amended and Restated Bylaws must submit a notice of the proposal or nomination to us between December 7, 2020 and January 6, 2021, or else it will be considered untimely and ineligible to be properly brought before such annual meeting. In each case, the notice of the proposal or nomination must include certain information specified in our Amended and Restated Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements relating to our capital stock. In the event that our 2021 Annual Meeting of Stockholders is not held between April 6, 2021 and June 5, 2021, under our Amended and Restated Bylaws, this notice must be provided not later than the close of business on the later of (a) the ninetieth day prior to the 2021 Annual Meeting of Stockholders or (b) the tenth day following the date on which we publicly announce the date of the 2021 Annual Meeting of Stockholders.

All such notices should be submitted in writing to our Corporate Secretary at our corporate headquarters at ADOMANI, Inc., 4740 Green River Road, Suite 106, Corona, California 92880.

Who is paying for this proxy solicitation?

We will bear the entire cost of solicitation of proxies from our stockholders. Copies of solicitation materials will be furnished to brokerage firms, banks, dealers and other similar organizations holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. In addition to the mailing of this Proxy Statement, the solicitation of proxies or votes may be supplemented by telephone, electronic communication, or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

How can I obtain additional information about us?

Copies of our Annual Report are available on our website at www.adomanielectric.com and will be furnished without charge to stockholders upon written request. Exhibits to the Annual Report will be provided upon written request. All written requests should be directed to: ADOMANI, Inc., Attention: Corporate Secretary, 4740 Green River Road, Suite 106, Corona, California 92880.

We are subject to the informational requirements of the Exchange Act, which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, including us, that file electronically with the SEC. The SEC’s website address is www.sec.gov.

PROPOSAL 1:

ELECTION OF CLASS III DIRECTORS

Our Board currently consists of five directors divided into three classes, with each class holding office for a three-year term. Each director serves until such director’s successor is duly elected and qualified or such director’s earlier resignation, death or removal. Upon the recommendation of our Nominating and Corporate Governance Committee, the Board has nominated James L. Reynolds and Gary W. Nettles, our current Class III directors, for re-election at the Annual Meeting for a three-year term that will expire at the 2023 Annual Meeting of Stockholders.

Mr. Reynolds and Mr. Nettles have consented to serve if elected. If either of them becomes unavailable to serve as a director, our Board may designate a substitute nominee. In that case, the Proxy Holder will vote for the substitute nominee designated by our Board. Our Board has no reason to believe that Mr. Reynolds or Mr. Nettles will be unable to serve. There are no agreements or understandings pursuant to which Mr. Reynolds or Mr. Nettles or any of our directors was selected to serve as a director.

All of our directors are expected to attend the Annual Meeting. All of our directors other than Mr. Perkowski attended our 2019 Annual Meeting of Stockholders.

INFORMATION ABOUT THE DIRECTOR NOMINEES

The following table provides information regarding our director nominees, his or her age, the year in which he or she became a director, his or her principal occupation or employment during the past five years, directorships held with other public companies at any time during the past five years and other biographical data. Included in the biography of our nominees is a description of the particular experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve as one of our directors.

Name	Age	Position
James L. Reynolds	74	President, Chief Executive Officer and Chairman of Board of Directors
Gary W. Nettles(1)	68	Director

(1)	Chairman of our Audit Committee, and member of our Nominating and Corporate Governance Committee.

James L. Reynolds, President, Chief Executive Officer, Chairman and Director

James L. Reynolds has served as our President and Chief Executive Officer since September 2014 and as a director since July 2014. Mr. Reynolds was appointed Chairman of our Board in July 2016. Prior to joining us, he served in various executive roles at A-Z Bus Sales, most recently as Chief Executive Officer from March 2010 until June 2014 and President from June 2006 until August 2013. Prior to his senior executive positions, Mr. Reynolds also held positions of Vice-President and General Manager and Vice-President of New Bus Sales. Prior to his tenure at A-Z Bus Sales, he was the Regional Manager of Tyco Corporation and managed direct sales. Mr. Reynolds holds a B.A. in Business Administration from Pepperdine University. We believe that Mr. Reynolds is qualified to serve as a director due to his experience with bus sales and in the automotive industry, as well as his previous executive-level experience, coupled with his position as our Chief Executive Officer and President.

Gary W. Nettles, Director

Gary W. Nettles has served as a director since June 2017. Since 2004, Mr. Nettles has served as the Chief Operating Officer, Chief Financial Officer and Director of Allen Tel Products, Inc., a supplier and manufacturer of data and telecommunication components. From 1987 to 2003, Mr. Nettles was a certified public accountant and president of Guchereau & Nettles, an accounting firm. In 1996, Mr. Nettles was elected to the board of directors of Cost-U-Less, Inc., an international operator of mid-sized warehouse club-style stores), where he served in various capacities until the company was sold in 2007, including as Chairman of the Audit Committee and as a member of the Nominating and Corporate Governance Committee and Compensation Committee.

Mr. Nettles received his Bachelor of Science degree, Magna Cum Laude, from the United States International University, San Diego California. We believe that Mr. Nettles is qualified to serve as a director due to his extensive experience as a director of other U.S. companies, including his experience as a director of a U.S. public company, along with his financial literacy.

Vote Required

The election of the Class III directors requires the affirmative vote of the holders of a plurality of votes represented by the shares in attendance or represented by proxy at the Annual Meeting and entitled to vote on this Proposal. As such, the Class III director nominees receiving the highest number of affirmative votes of the vote cast will be elected. Abstentions and broker non-votes will have no effect in determining the results of the voting on the Class II directors at the Annual Meeting.

Proxies received in response to this solicitation will be voted “FOR” the election of Mr. Reynolds and Mr. Nettles to our Board unless otherwise specified in the proxy.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE CLASS III DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

CONTINUING DIRECTORS

The following table provides information regarding each of our continuing directors, his or her age, the year in which each he or she became a director, his or her principal occupation or employment during the past five years, directorships held with other public companies at any time during the past five years, and other biographical data. Included in the biography of each director is a description of the particular experience, qualifications, attributes or skills that led the Board to conclude that such individual should serve as one of our directors.

Name	Age
Janet L. Boydell	67
Michael K. Menerey	68
John F. Perkowski	71

Janet L. Boydell, Director

Janet L. Boydell has served as a director since June 2017. Since 2015, Ms. Boydell has served as a Principal for VCA Code, a staffing agency. Previously, from 2006 to 2015, Ms. Boydell served as CEO of A Hire Connection, Inc., a professional services firm providing strategic management consulting and retained executive search services for C-Level functions. Ms. Boydell was an Assistant Controller in the field of investment banking. Ms. Boydell graduated from Cal Poly Pomona where she received a Bachelor of Science in Business Administration. We believe that Ms. Boydell is qualified to serve as a director due to her experience in finance and investment banking and as an officer of a U.S. public company.

Michael K. Menerey, Chief Financial Officer, Secretary, Treasurer and Director

Michael K. Menerey has served as our Chief Financial Officer since March 2016 and a director since January 2017. Mr. Menerey is an inactive partner with CFO Edge LLC (“CFO Edge”), with respect to which he provided interim and project-related services to various entities as a Chief Financial Officer from September 2011 through December 2016. Prior to joining us and CFO Edge, Mr. Menerey was employed by Mapleton Investments, LLC from early 2000 through 2010; initially as Executive Vice President, and then as President and Chief Operating Officer from 2005 through 2010. Mr. Menerey served as Executive Vice President, Chief Financial Officer and Secretary of Falcon Communications and its predecessors from mid-1984 until the company sold in November 1999. From 1975 through November 2017, Mr. Menerey was a Certified Public Accountant, and received his undergraduate degree in Business Administration from the University of Michigan. We believe that Mr. Menerey is qualified to serve as a director due to his extensive experience as our Chief Financial Officer and chief financial officer of other companies, as well as his familiarity with our business and operations, both prior to and subsequent to our listing on a national securities exchange.

John F. Perkowski, Director

John F. Perkowski has served as a director since June 2017. Mr. Perkowski is the founder and managing partner of JFP Holdings, a Beijing-based merchant banking firm that he formed in 2009 to assist Western companies to penetrate the China market and Chinese companies to expand abroad. From March 2017 to April 2018, Mr. Perkowski served as the Chief Executive Officer of Green4U Technologies, Inc., a Georgia-based client of JFP Holdings that was founded to meet the growing demand for electric vehicles from taxi fleets, municipalities, military units, logistics companies and individual consumers. From 1994 through 2008, Mr. Perkowski served as the Chairman and Chief Executive Officer of ASIMCO Technologies, a supplier and manufacturer of automotive components headquartered in Beijing, China. From 1973 to 1993, Mr. Perkowski held various positions in the Investment Banking Division of PaineWebber, with his last position being the head of investment banking at the New York-based securities firm. Mr. Perkowski serves on several boards of directors and advisory boards, including the China Advisory Council of Magna International, Inc. Mr. Perkowski

received his Bachelor of Art degree in American Studies from Yale University, and his Master’s degree in Business Administration from Harvard Business School. We believe that Mr. Perkowski is qualified to serve as a director due to his experience in finance, investment banking, mergers and acquisitions and the automotive industry, including his experience in China, as well as his experience as a director of a U.S. public company.

CORPORATE GOVERNANCE

Currently, our Board consists of five directors. The authorized number of directors may be changed only by resolution of our Board. Our Amended and Restated Certificate of Incorporation provides that our Board is divided into three classes, with each class holding office for a three-year term. This classification of our Board may have the effect of delaying or preventing changes in control of our Company or management. Each director serves until such director’s successor is duly elected and qualified or such director’s earlier resignation, death or removal. The Board is responsible for our business and affairs and considers various matters that require its approval.

Director Independence

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Messrs. Nettles and Perkowski and Ms. Boydell do not have a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or responsibilities and that each of these directors is “independent” as that term is defined under the NASDAQ Listing Rules. For purposes of determining director independence, the Company have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCQB, on which shares of our Common Stock are quoted, does not have any director independence requirements.

Meetings of the Board

During the fiscal year ended December 31, 2019, the Board met four times and took action by unanimous written consent once. Each incumbent director serving during the fiscal year ended December 31, 2019 attended at least 75% of the aggregate of all Board and applicable committee meetings during the period that he or she served as a director.

We make every effort to schedule our annual meeting of stockholders at a time and date to maximize attendance by directors, taking into account our directors’ schedules. All directors are strongly encouraged to make every effort to attend our annual meeting of stockholders, absent an unavoidable and irreconcilable conflict.

Information Regarding Committees of the Board

Our Board has established three standing committees—the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee—each of which operates under a charter that has been approved by our Board. We intend to appoint persons to the Board and its committees as required from time to time to satisfy the corporate governance requirements of NASDAQ.

Audit Committee

Our Audit Committee currently consists of Ms. Boydell and Messrs. Nettles (Chairman) and Perkowski. The Audit Committee operates under a written charter, which is available on our website at www.adomanielectric.com. Our Board has determined that Mr. Nettles is an “audit committee financial expert” as defined by the regulations promulgated by the SEC and within the meaning of the NASDAQ Listing Rules.

Our Audit Committee is responsible for, among other things:

•	appointing, compensating, retaining and overseeing our independent registered public accounting firm;

•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	reviewing, with our independent registered public accounting firm, all critical accounting policies and procedures;

•	reviewing with management the adequacy and effectiveness of our internal control structure and procedures for financial reports;

•

reviewing and discussing with management and our independent registered public accounting firm our annual audited financial statements and any certification, report, opinion or review rendered by our independent registered public accounting firm;

•	reviewing and investigating conduct alleged to be in violation of our code of business conduct and ethics;

•	reviewing and approving related party transactions;

•	preparing the Audit Committee report required in our annual proxy statement; and

•	reviewing and evaluating, at least annually, its own performance and the adequacy of the committee charter.

The Audit Committee met as a committee four times during the fiscal year ended December 31, 2019.

Compensation Committee

Our Compensation Committee currently consists of Ms. Boydell and Mr. Perkowski (Chairman). The Compensation Committee operates under a written charter, which is available on our website at www.adomanielectric.com.

Our Compensation Committee assists our Board in the discharge of its responsibilities relating to the compensation of our executive officers and is responsible for, among other things:

•	reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;

•	reviewing and approving the following compensation for our Chief Executive Officer and our other executive officers: salaries, bonuses, incentive compensation, equity awards, benefits and perquisites;

•	recommending the establishment and terms of our incentive compensation plans and equity compensation plans, and administering such plans;

•	recommending compensation programs for directors;

•	preparing disclosures regarding executive compensation and any related reports required by the rules of the SEC;

•	making and approving grants of options and other equity awards to all executive officers, directors and all other eligible individuals; and

•	reviewing and evaluating, at least annually, its own performance and the adequacy of the committee charter.

In carrying out these responsibilities, the Compensation Committee will review all components of executive compensation for consistency with our compensation philosophy and with the interests of our stockholders. The Compensation Committee met as a committee three times during the fiscal year ended December 31, 2019.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2019, the following non-employee directors served on the Compensation Committee of the Board: Ms. Boydell and Mr. Perkowski. There are not currently, and during the fiscal year ended December 31, 2018, there were not any, interlocks of any of our executive officers or directors serving on the compensation committee or equivalent committee of another entity that has any director or executive officer serving on the Compensation Committee, other committees or the Board.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Ms. Boydell (Chairman) and Mr. Nettles. The Nominating and Corporate Governance Committee operates under a written charter, which is available on our website at www.adomanielectric.com.

Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	determining criteria for selecting new directors, including desired Board skills, experience and attributes, and identifying and actively seeking individuals qualified to become directors;

•	evaluating and selecting, or recommending to the Board, nominees for each election of directors;

•	considering any nominations of director candidates validly made by our stockholders;

•	reviewing and making recommendations to the Board concerning qualifications, appointment and removal of committee members;

•

developing, recommending for Board approval, and reviewing on an ongoing basis the adequacy of, our corporate governance principles, including director qualification standards, director responsibilities, committee responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession and annual performance evaluation of the Board and committees;

•	assisting the Board in developing criteria for the evaluation of Board and committee performance;

•	if requested by the Board, assisting the Board in its evaluation of the performance of the Board and each committee of the Board; and

•	reviewing and reassessing the adequacy of its charter.

The Nominating and Corporate Governance Committee identifies potential director candidates through a variety of sources, including recommendations made by members of our Board and members of our executive management. When appropriate, the Nominating and Corporate Governance Committee may retain a search firm to identify director candidates.

In evaluating potential director candidates, the Nominating and Corporate Governance Committee may take into consideration such factors and criteria as it deems appropriate in evaluating a candidate, including:

•	his or her knowledge, expertise, skills, integrity, diversity, judgment, business, leadership or other experience;

•	his or her reputation in the business community;

•	the interplay of the candidate’s experience with the experience of other Board members;

•	the availability of such candidate to perform all Board and committee responsibilities that will be expected of them; and

•	the extent to which the candidate would be a desirable addition to the Board and any committees.

The Nominating and Corporate Governance Committee reviews and assesses at least annually the skills and characteristics of Board members, as well as the composition of the Board as a whole. The Nominating and Corporate Governance Committee’s assessment includes a review of our directors’ respective independence qualifications, skills and experience in the context of the needs of the Board. Additionally, the Nominating and Corporate Governance Committee considers diversity of experience at policy-making levels in business and technology, and in areas that are relevant to our activities. While we do not have a specific policy regarding diversity, when considering the nomination of directors, the Nominating and Corporate Governance Committee considers the diversity of its directors and nominees in terms of knowledge, experience, background, skills, expertise and other demographic factors.

In assessing the composition of the Board, the Nominating and Corporate Governance Committee considers the Board’s current and anticipated needs, and seeks to maintain an appropriate balance of different business backgrounds, skills and expertise based on the nature and requirements of our business. In evaluating potential director candidates, the Nominating and Corporate Governance Committee considers all relevant information regarding such candidates, including the membership criteria stated above, and whether such candidates would meet the Nominating and Corporate Governance Committee’s objectives for the overall composition of the Board, as well as the candidates’ ability and willingness to devote adequate time to Board responsibilities. When appropriate, the Nominating and Corporate Governance Committee will recommend qualified candidates for nomination by the entire Board. The Nominating and Corporate Governance met as a committee one time during the fiscal year ended December 31, 2019.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics, which outlines the principles of legal and ethical business conduct under which we do business. The code is applicable to all of our directors, officers and employees and is available on our website at www.adomanielectric.com. We intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website or in filings under the Exchange Act, to the extent required by applicable rules and exchange requirements.

Board Leadership Structure and Board’s Role in Risk Oversight

Our Board has a Chairman, Mr. James L. Reynolds. The Chairman has authority, among other things, to preside over Board meetings and set the agenda for Board meetings. Accordingly, the Chairman has substantial ability to shape the work of our Board. Because of the addition of our independent Board members, we currently believe that separation of the roles of Chairman and Chief Executive Officer is not necessary to ensure appropriate oversight by the Board of our business and affairs. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure. In addition, the Board will hold executive sessions in which only independent directors are present.

Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities and, either as a whole or through its committees, regularly liaises with management to assess and manage our major risk exposures, the potential impact of such risks on our business and the steps we should take to mitigate or manage such risks. The Board’s risk oversight process complements and supplements management’s risk assessment and mitigation processes, which include reviews of strategic and operational planning, executive development and evaluation, regulatory and legal compliance, and financial reporting and internal controls. The risk oversight process also includes receiving reports from committees of our Board and members of senior management to enable our Board to understand our risk identification, management and mitigation strategies with respect to areas of potential material risk.

Our principal source of risk falls into two categories: financial and product commercialization. The Audit Committee oversees management of financial risks and communications with our independent registered public accounting firm regarding our risk exposures and the actions management has taken to limit, monitor or control such exposures, and our Board regularly reviews information regarding our cash position, liquidity an operations, as well as the risks associated with each. The Board also regularly reviews plans, results and potential risks related to our product development and commercialization efforts. Our Compensation Committee is expected to oversee risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on us. Our Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, corporate disclosure practices and potential conflicts of interest. While each of our committees is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed about such risks and matters involving significant risk are considered by our Board as a whole.

Stockholder Communications with the Board

Stockholders wishing to communicate with the Board or with an individual Board member concerning the Company may do so by writing to the Board or to the particular Board member, and mailing the correspondence to: Board or individual director, c/o Corporate Secretary, 4740 Green River Road, Suite 106, Corona, California 92880; email address: stockholdercommunications@adomanielectric.com. Our Corporate Secretary will maintain a log of such communications and will transmit as soon as practicable such communications to the Chairman of the Board, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by the Corporate Secretary, in consultation with our Chairman, as appropriate. Correspondence relating to accounting, internal controls or auditing matters will be handled in accordance with procedures established by the Audit Committee with respect to such matters.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is composed solely of non-employee directors who satisfy the current NASDAQ Listing Rules with respect to independence, financial expertise and experience. The Audit Committee operates under a written charter, which is available on our website at www.adomanielectric.com. The primary responsibility of the Audit Committee is to oversee our accounting and financial reporting processes, the integrity of the financial reports and other financial information and the audits of our financial statements.

As part of our oversight of our financial statements, the Audit Committee reviews and discusses with both management and MaloneBailey, LLP all annual and quarterly financial statements prior to their issuance. The Audit Committee’s responsibilities include selecting, in consultation with management, an accounting firm to be hired as our independent registered public accounting firm. The Audit Committee is also responsible for recommending to the Board that our financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The Audit Committee fulfilled its duties and responsibilities during the fiscal year ended December 31, 2019 and with respect to the financial statements for the fiscal year ended December 31, 2019, as outlined in the Audit Committee’s charter. Among other things, the Audit Committee:

•

reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2019 with our management and MaloneBailey, LLP, our independent registered public accounting firm;

•

discussed with MaloneBailey, LLP the matters required to be discussed by Auditing Standard No. 1301, “Communication with Audit Committees” (formerly known as Auditing Standard No. 16), as adopted by the PCAOB;

•

received the written disclosures and the letter from MaloneBailey, LLP required by applicable requirements of the PCAOB (Rule 3526) regarding MaloneBailey, LLP’s communications with the Audit Committee concerning independence, and discussed with MaloneBailey, LLP its independence; and

•

based on the review and discussions referred to above, recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the SEC.

Respectfully submitted,

Gary W. Nettles, Chairman of the Audit Committee

Janet L. Boydell

John F. Perkowski

DIRECTOR COMPENSATION

Directors who are also our employees receive no additional compensation for their service as a director. During the year ended December 31, 2019 our directors who also served as employees were Mr. Reynolds, our President and Chief Executive Officer and Mr. Menerey, our Chief Financial Officer, Secretary and Treasurer.

We have implemented a formal policy pursuant to which our non-employee directors are eligible to receive equity awards and annual cash retainers as compensation for service on our Board and committees of our Board. This policy includes annual compensation of $25,000, with an additional $5,000 annually to the chairpersons of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and reimbursement for all directors of reasonable expenses incurred during the course of their performance. In April 2019, we granted each of our non-employee directors an option to purchase 25,000 shares of Common Stock at an exercise price of $0.45, which is equal to 125% of the average of the closing price of the Common Stock on the NASDAQ Capital Market during the 30-day period ending on April 24, 2019.

The table below sets forth the compensation earned by each of our non-employee directors during the fiscal year ended December 31, 2019.

Name	Fees earned or paid in cash ($)	Option awards ($)(1)	Total ($)
Gary W. Nettles	25,000	4,783	29,783
Janet L. Boydell	25,000	4,783	29,783
John F. Perkowski	25,000	4,783	29,783

(1)   Represents the grant date fair values of the stock option awards granted to each of the non-employee directors on April 24, 2019, calculated in accordance with FASB ASC Topic 718. These amounts do not represent cash payments or proceeds actually received by the directors and the actual values they realize may be materially different from these reported amounts upon their sale of the underlying shares. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 9 to our financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 10, 2020. As of December 31, 2019, each of our non-employee directors held options to purchase 45,000 shares of Common Stock; otherwise, such directors did not hold any other stock awards or option awards for their service as directors at such time.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Each of our executive officers serves at the discretion of the Board. The determination as to which of our employees qualify as executive officers was made by the Board in accordance with the rules of the SEC. Biographical information for our executive officers as of the date of this Proxy Statement is set forth below.

The following table identifies our current executive officers, their respective offices and positions and their respective dates of appointment:

Name	Age	Positions Held	Date of Appointment
James L. Reynolds	74	Chief Executive Officer, President and Chairman of the Board	September 2014
Michael K. Menerey	68	Chief Financial Officer, Secretary and Treasurer	March 2016
Richard A. Eckert	48	Chief Operating Officer	March 2017
Kevin G. Kanning	53	Vice President of Business Development and Investor Relations	November 2012

Arrangements Involving Directors or Executive Officers

There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan, or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current Board. There are also no arrangements, agreements, or understandings to our knowledge between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

Family Relationships

There are no family relationships between or among any of the current directors, executive officers or persons nominated or charged to become directors or executive officers. There are no family relationships among our officers and directors and those of our subsidiaries and affiliated companies.

Business Experience

The business experience of our directors, including executive officers serving as directors, is provided under “Information About the Director Nominees” in Proposal 1 and “Continuing Directors” above. The business experience of executive officers who are not also directors is described below.

Kevin G. Kanning, Vice President of Business Development and Investor Relations

Kevin G. Kanning has served as our Vice President of Business Development and Investor Relations since February 2017. Mr. Kanning previously served as our Chief Operating Officer and Secretary from November 2012 through February 2017 and served as a director from November 2012 until June 2017. Previously, Mr. Kanning served as Chief Operating Officer of Greentech Mining, Inc., a technology company focused on sustainable mining practices and precious metal recovery. He has also held a variety of positions over the last 27 years with real estate and technology related businesses and private corporations including Seville Properties, RE/MAX Valley Properties, Realty World-Galley One, Cryotherm USA, Inc., Greentech Mining Ventures, Inc., and Klever Technologies, Inc. Mr. Kanning has held a broker’s license with the California Bureau of Real Estate since 1990 and has participated in both residential and commercial real estate sales/leasing, sales team recruitment/training and office management. Mr. Kanning earned a B.S. in Business Administration from the Haas School of Business, University of California, Berkeley.

Richard A. Eckert, Chief Operating Officer

Richard A. Eckert has served as our Chief Operating Officer since March 2017. From 2000 through February 2017, Mr. Eckert held various leadership positions and most recently served as General Manager of Operations for A-Z Bus Sales, Inc., with responsibility for both the Sacramento and Colton locations. From 2000 to 2016, Mr. Eckert was also involved in the start-up and management of several new divisions within A-Z Bus Sales. During his tenure, he had responsibilities for the Body Shop, Service, Parts, Facilities, Emissions, Warranty and Fire Apparatus division, where he managed both sales and operations. Further, Mr. Eckert served as the Blue Bird Dealer Service Council Co-Chair for all dealers nationwide from January 2016 to February 2017. From 1993 to 2000, Mr. Eckert managed large vehicle collision repair centers, working with school districts and construction companies throughout California. Mr. Eckert studied Criminal Justice while attending Mount San Antonio College.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of March 1, 2019 for:

•	each person, or group of affiliated persons, known to us to beneficially own more than 5% of our outstanding shares of Common Stock;

•	each of our directors and nominees for election to the Board;

•	each of our executive officers named in the summary compensation table; and

•	all of our directors and executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, we believe each person identified in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 13(d) and 13(g) of the Securities Act.

Applicable percentage ownership in the following table is based on 73,230,362 shares of our Common Stock outstanding as of March 1, 2020. Shares of our Common Stock subject to options, warrants or other convertible securities that are currently exercisable or exercisable within 60 days after March 1, 2020 are deemed to be outstanding and to be beneficially owned by the person or entity holding such option, warrant or convertible security for the purpose of computing the number and percentage ownership of outstanding shares of that person or entity. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner. Except as otherwise noted, the address of each person or entity in the following table is c/o ADOMANI, Inc., 4740 Green River Road, Suite 106, Corona, California 92880.

Name of Beneficial Owner(1)	Number of Shares	Percent of Shares
Directors and Executive Officers
James L. Reynolds(2)	10,674,101	13.64%
Michael K. Menerey(3)	619,453	*
Gary W. Nettles(4)	3,467,882	4.74%
Janet Boydell(5)	137,132	*
John F. Perkowski(6)	22,132	*
Richard A. Eckert(7)	191,174	*
All directors and executive officers as a group (7 persons)(8)	21,622,925	26.64%
5% Stockholders
Kevin G. Kanning(9)	6,511,052	8.561%
James Rogers(10)	3,723,000	5.09%

*	Represents beneficial ownership of less than 1%.
(1)	Unless otherwise indicated, all shares are owned directly by the beneficial owner.
(2)

Consists of (i) 5,300,000 shares of Common Stock held of record by The Reynolds Irrevocable Family Trust II, Dated July 30, 2016, (ii) 203,000 shares of Common Stock held of record by Mr. James L. Reynolds and Mrs. Cindy Reynolds, over which Mr. Reynolds exercises shared voting and investment control, and (iii) 5,171,101 shares of Common Stock that Mr. Reynolds will have the right to acquire through the exercise of stock options.

(3)

Consists of (i) 481,614 shares of Common Stock held of record by the Menerey Living Trust u/t/d 4/12/96 and (ii) 137,840 shares of Common Stock that Mr. Menerey will have the right to acquire through the exercise of stock options.

(4)

Includes (i) 3,370,750 shares held of record by Provident Trust Group FBO Cornelia P. Doherty ROTH IRA, over which Mr. Nettles has voting and investment control pursuant to a Voting Trust Agreement dated March 20, 2017, (ii) 75,000 shares of Common Stock held of record by the SEP FBO Gary W. Nettles, Sun American Trust Co. custodian and (iii) 22,132 shares of Common Stock that Mr. Nettles will have the right to acquire through the exercise of stock options.

(5)	Includes 22,132 shares of Common Stock that Ms. Boydell will have the right to acquire through the exercise of stock options.
(6)	Includes 22,132 shares of Common Stock that Mr. Perkowski will have the right to acquire through the exercise of stock options.
(7)	Includes 137,840 shares of Common Stock that Mr. Eckert will have the right to acquire through the exercise of stock options.
(8)	Includes options to acquire up to 8,064,227 shares of Common Stock.
(9)	Includes 2,551,052 shares of Common Stock that Mr. Kanning will have the right to acquire through the exercise of stock options.
(10)

Based on information provided to us by such stockholder, such shares of Common Stock are held of record by James B. Rogers Irrevocable Family Trust. The address of James B. Rogers is P.O. Box 3125, Saratoga, CA 95070.

Change in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

Legal Proceedings

To our knowledge, none of our directors, officers or affiliates, or any 5% or greater stockholder, or any associate of any such directors, officers or affiliates, is a party that is adverse to us in any material legal proceeding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of Section 16(a) reports furnished to us and a review of the stockholders register, during the fiscal year ended December 31, 2019, our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Overview

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. The following tables and accompanying narrative disclosure set forth information about the compensation provided to certain of our executive officers during the years ended December 31, 2018 and 2017. These executive officers, who include our principal executive officer and the two most highly-compensated executive officers (other than our principal executive officer) who were serving as executive officers as of December 31, 2018, the end of our last completed fiscal year, were:

•	James L. Reynolds, our President and Chief Executive Officer;

•	Michael K. Menerey, our Chief Financial Officer, Secretary and Treasurer; and

•	Richard A. Eckert, our Chief Operating Officer.

We refer to these individuals in this section as our “Named Executive Officers.”

Summary Compensation Table

The following table presents summary information regarding the total compensation that was awarded to, earned by or paid to our Named Executive Officers for services rendered during the years ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)(2)	Total ($)
James L. Reynolds	2019	281,250	—	93,661	374,911
President, Chief Executive Officer and Director	2018	240,000	—	—	240,000
Michael K. Menerey	2019	200,000	—	25,289	225,289
Chief Financial Officer and Director	2018	200,000	—	47,331	247,331
Richard A. Eckert	2019	188,000	—	25,289	213,289
Chief Operating Officer	2018	171,000	5,000	47,331	223,331

(1)

The amounts shown in this column represent the aggregate grant date fair value of option awards granted in the year computed in accordance with FASB ASC Topic 718. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 9 to our financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 10, 2019. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by our Named Executive Officers.

(2)

In June 2018, Messrs. Reynolds, Menerey and Eckert agreed to voluntarily surrender options to purchase 1,500,000, 400,000 and 400,000 shares of common stock, respectively, at an exercise price of $10.49 per share previously issued to such individuals in March 2017 pursuant to the Company’s 2012 Stock Option and Stock Incentive Plan. Neither the Company nor the Named Executive Officers will have any further rights or obligations with respect to such options, or with respect to any shares of common stock that could have been purchased upon exercise of such options, and none of the Named Executive Officers received any value from the Company in connection with such surrender. The Company recognized $5.4 million of stock-based compensation expense relating to these options during the year ended December 31, 2018.

Narrative Disclosure to Summary Compensation Table

James L. Reynolds

Mr. Reynolds is our President, Chief Executive Officer and a member of our Board. Pursuant to an employment agreement entered into in September 2014, Mr. Reynolds’ base salary is $240,000 per annum. In addition to his base salary, Mr. Reynolds is entitled to receive a bonus of five percent of our net profits on an annual basis. As we did not generate any net profits during the years ended December 31, 2018 and 2017, we did not make any bonus payments to Mr. Reynolds. Effective September 16, 2019, the Company renewed its employment agreement with Mr. Reynolds. The term of the renewed employment agreement is five years, with an annual base salary of $294,000. In addition to his base salary, Mr. Reynolds receives an annual car allowance of $18,000, and is entitled to receive a bonus of five percent of our net profits on an annual basis. As we did not generate any net profits during the year ended December 31, 2019, we did not make any bonus payments to Mr. Reynolds.

The shares subject to Mr. Reynolds’ stock option were scheduled to vest over a three-year period, with 1/36th of the shares vesting each month, subject to continued service with us through each vesting date. In connection with the issuance of the option to Mr. Reynolds during 2017, we recognized $2.3 million of stock-based compensation expense during the year ended December 31, 2018. These stock options were voluntarily surrendered by Mr. Reynolds in June 2018.

Michael K. Menerey

Mr. Menerey is our Chief Financial Officer, Secretary, Treasurer and member of our Board. We entered into a written employment agreement with Mr. Menerey effective January 1, 2017. Before that time, we paid Mr. Menerey as a consultant through CFO Edge. During 2017, we issued Mr. Menerey an option to purchase 400,000 shares of Common Stock. The shares subject to Mr. Menerey’s stock option were scheduled to vest over a three-year period, with 1/36th of the shares vesting each month, subject to continued service with us through each vesting date. In connection with the issuance of the option to Mr. Menerey, we recognized $642,116 of stock-based compensation expense during the year ended December 31, 2018. These stock options were voluntarily surrendered by Mr. Menerey in June 2018. During the year ended December 31, 2019, Mr. Menerey received a total base salary of $200,000 pursuant to his employment agreement. We also issued Mr. Menerey an option to purchase 135,000 shares of Common Stock under the 2017 Plan with an accounting value of $25,289 upon grant. The shares subject to Mr. Menerey’s stock option are scheduled to vest over a three-year period, with one-third of the shares vesting on the one-year anniversary of the grant date and the remainder vesting in equal installments thereafter, subject to continued service with us through each vesting date.

Richard A. Eckert

Mr. Eckert has been our Chief Operating Officer since March 1, 2017. During 2017, we issued Mr. Eckert an option to purchase 400,000 shares of Common Stock. The shares subject to Mr. Eckert’s stock option were scheduled to vest over a three-year period, with 1/36th of the shares vesting each month, subject to continued service with us through each vesting date. In connection with the issuance of the option to Mr. Eckert, we recognized $642,116 of stock-based compensation expense during the year ended December 31, 2018. These stock options were voluntarily surrendered by Mr. Eckert in June 2018. During the year ended December 31, 2019, Mr. Eckert received a total base salary of $188,000. We also issued Mr. Eckert an option to purchase 135,000 shares of Common Stock under the 2017 Plan with an accounting value of $25,289. The shares subject to Mr. Eckert’s stock option are scheduled to vest over a three-year period, with one-third of the shares vesting on the one-year anniversary of the grant date and the remainder vesting in equal installments thereafter, subject to continued service with us through each vesting date.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table sets forth information regarding outstanding stock options held by our Named Executive Officers as of December 31, 2019. Our Named Executive Officers did not hold any restricted stock or other awards as of December 31, 2019.

	Option Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
James L. Reynolds	11/28/2016	(1)(2)	5,000,000	0	$0.10	9/1/2022
James L. Reynolds	4/24/2019	(3)	0	500,000	$0.45	4/24/2029
Michael K. Menerey	4/18/2018	(3)	76,615	58,385	$1.31	4/18/2028
Michael K. Menerey	4/24/2019	(3)	0	135,000	$0.45	4/24/2029
Richard A. Eckert	4/18/2018	(3)	76,615	58,385	$1.31	4/18/2028
Richard A. Eckert	4/24/2019	(3)	0	135,000	$0.45	4/24/2029

(1)	The shares subject to the stock option vest over a five-year period, with 1/60th of the shares vesting each month, subject to continued service with us through each vesting date.
(2)	Option is subject to 100% acceleration upon a qualifying Transfer of Control (as defined in the related award agreement).
(3)	The shares vest over a three-year period, with one-third of the options vesting on the one-year anniversary of the grant date and the remainder vesting in equal installments thereafter.

Employment Agreements with Named Executive Officers

We entered into an employment agreement with our Chief Executive Officer, James L. Reynolds, with an effective date of September 1, 2014. Pursuant to his employment agreement, Mr. Reynolds received an annual base salary of $240,000. In addition to his base salary, Mr. Reynolds was entitled to receive an annual bonus of up to five percent of our net profits. Mr. Reynolds’ employment agreement was for a five-year term, which expired on August 31, 2019. Effective September 16, 2019, the Company renewed its employment agreement with Mr. Reynolds. The term of the renewed employment agreement is five years, with an annual base salary of $294,000. In addition to his base salary, Mr. Reynolds receives an annual car allowance of $18,000, and is entitled to receive a bonus of five percent of our net profits on an annual basis. If Mr. Reynolds’ employment with us ceases due to his death or disability, any unvested stock options will fully vest upon the date of such termination. The employment agreement also provides that, in the event of Mr. Reynolds’ termination for cause, we will have right to repurchase any vested stock options awarded under our 2012 Stock Option Plan.

We have entered into an employment agreement with our Chief Financial Officer, Secretary and Treasurer, Michael K. Menerey, with an effective date of January 1, 2017. Pursuant to his employment agreement, Mr. Menerey receives an annual base salary of $200,000. In addition to his base salary, Mr. Menerey is eligible to receive a bonus, as determined by the Compensation Committee of our Board in its sole discretion. The employment agreement provides that we may from time to time grant stock options to Mr. Menerey and that such options will vest monthly over a five-year period. Mr. Menerey’s employment agreement is for a five-year term. If Mr. Menerey’s employment with us ceases due to his death or disability, his employment agreement provides that his unvested stock options will fully vest upon the date of termination.

We have not entered into an employment agreement with our Chief Operating Officer, Richard A. Eckert.

Severance and Change in Control Payments and Benefits

Our Named Executive Officers are not entitled to any severance or change in control payments or benefits, other than as provided in the section entitled “Employment Agreements with Named Executive Officers” above and in award agreements that set forth the terms and conditions of the stock options granted to such individuals pursuant to our 2012 Stock Option Plan and pursuant to our 2017 Equity Incentive Plan. Each such award agreement provides that, in the event of a “transfer of control,” any unvested portion of such option will vest immediately. For such purposes, a “transfer of control” includes the direct or indirect sale or exchange by our stockholders of all or substantially all of our capital stock, where our stockholders before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in our voting stock after such sale or exchange; (b) a merger in which we are not the surviving corporation; (c) a merger in which we are the surviving corporation and our stockholders such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the our voting stock after such merger; (d) the sale, exchange, or transfer of all or substantially all of our assets; or (e) our liquidation or dissolution.

Limitations of Liability; Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents. As permitted by Delaware law, our Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Pursuant to Delaware law such protection would be not available for liability:

•	for any breach of a duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for any transaction from which the director derived an improper personal benefit; or

•

for an act or omission for which the liability of a director is expressly provided by an applicable statute, including unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.

Our Amended and Restated Certificate of Incorporation also provides that if Delaware law is amended after the approval by our stockholders of the Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws further provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law. Our Amended and Restated Bylaws also authorize us to indemnify any of our employees or agents and authorize us to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her action in that capacity, whether or not Delaware law would otherwise permit indemnification.

In addition, our Amended and Restated Bylaws provide that we are required to advance expenses to our directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the Amended and Restated Bylaws are not exclusive.

The limitation of liability and indemnification provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in material claims for indemnification. We believe that our indemnity agreements and our Amended and Restated Certificate of Incorporation and amended and restated bylaw provisions are necessary to attract and retain qualified person as directors and executive officers.

Indemnity Agreements

In addition to the indemnification required in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, we have entered into indemnification agreements with each of our directors and executive officers. These agreements generally provide for the indemnification of such persons for all reasonable expenses and liabilities, including attorneys’ fees, judgments, penalties, fines and settlement amounts, incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity, to the extent indemnifiable under the law. We believe that these charter and bylaw provisions and indemnity agreements are necessary to attract and retain qualified persons as directors and executive officers. Furthermore, as is typical, we have director and officer liability insurance to cover both us and our directors and officers for liabilities that may be incurred in connection with their services to us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation arrangements for our directors and Named Executive Officers, which are described elsewhere in this Proxy Statement, below we describe transactions since January 1, 2018 to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, director nominees, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Indemnification of Directors and Officers

Our Amended and Restated Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and executive officers. These agreements require us, among other things, to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of us or that person’s status as a member of our Board to the maximum extent allowed under Delaware law. We also maintain directors’ and officers’ liability insurance.

Policies and Procedures for Related Person Transactions

Our Board has adopted a written policy and procedures for the review, approval and ratification of transactions, arrangements or relationships, or any series of similar transactions, arrangements or relationships, between us and any of our officers, directors and principal stockholders and their affiliates in which we any of our subsidiaries was, is or will be a participant, in which the amount involved exceeds $120,000. Our Board has determined that the Audit Committee will be responsible for reviewing, approving and ratifying, on an ongoing basis, any such proposed transactions with any related persons for which disclosure and/or approval is required under the rules promulgated by the SEC. These policies and procedures have not been and will not be applied to the related party transactions described above.

All future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that can be obtained from any unaffiliated third party. A majority of the independent, disinterested members of our Board will approve future affiliated transactions, and we will maintain at least two independent directors on our Board to review all material transactions with affiliates.

Equity Compensation Plan Information

The following table provides information as of December 31, 2019 with respect to compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(1)
Equity compensation plans approved by security holders	9,997,616	$0.14	17,426,776
Equity compensation plans not approved by security holders	—	—	—
Total	9,997,616	$0.14	17,426,776

(1)

On June 9, 2017, our Board and stockholders approved and ratified our 2017 Equity Incentive Plan, which authorizes the grant to officers, consultants and directors of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and units and other cash-based or stock-based awards. The 2017 Plan initially authorized and reserved 15,000,000 shares of Common Stock for issuance thereunder, subject to an automatic annual increase equal to the smaller of 3% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, or (b) an amount determined by our Board.

Employee Benefit and Equity Incentive Plans

We currently maintain the 2012 Stock Option Plan and our Board and stockholders have approved our 2017 Equity Incentive Plan (the “2017 Plan”). Although we previously maintained a 2012 Preferred Stock Option Plan, we have since terminated such plan.

2017 Equity Incentive Plan

On June 9, 2017, we terminated our 2012 Stock Option Plan, at which time our 2017 Plan replaced our 2012 Stock Option Plan. The 2017 Plan is intended to make available incentives that will assist us to attract, retain and motivate employees, including officers, consultants and directors. We may provide these incentives through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and units and other cash-based or stock-based awards.

A total of 15,000,000 shares of our Common Stock were initially authorized and reserved for issuance under the 2017 Plan. This reserve automatically increased on January 1, 2018 and will continue to increase on each subsequent anniversary through 2027, by an amount equal to the smaller of (a) 3% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, or (b) an amount determined by the Board.

Appropriate adjustments will be made in the number of authorized shares and other numerical limits in the 2017 Plan and in outstanding awards to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to awards which expire or are cancelled or forfeited will again become available for issuance under the 2017 Plan. The shares available will not be reduced by awards settled in cash or by shares withheld to satisfy tax withholding obligations. Only the net number of shares issued upon the exercise of stock appreciation rights or options exercised by means of a net exercise or by tender of previously owned shares will be deducted from the shares available under the 2017 Plan.

The 2017 Plan is generally administered by the Compensation Committee of our Board. Subject to the provisions of the 2017 Plan, the Compensation Committee will determine in its discretion the persons to whom and the times at which awards are granted, the sizes of such awards and all of their terms and conditions. However, the Compensation Committee may delegate to one or more of our officers the authority to grant awards to persons who are not officers or directors, subject to certain limitations contained in the 2017 Plan and award guidelines established by the committee. The Compensation Committee has the authority to construe and interpret the terms of the 2017 Plan and awards granted under it. The 2017 Plan provides, subject to certain limitations, for indemnification by us of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2017 Plan.

The 2017 Plan authorizes the Compensation Committee, without further stockholder approval, to provide for the cancellation of stock options or stock appreciation rights with exercise prices in excess of the fair market value of the underlying shares of Common Stock in exchange for new options or other equity awards with exercise prices equal to the fair market value of the underlying Common Stock or a cash payment.

The 2017 Plan limits the grant date fair value of all equity awards and the amount of cash compensation that may be provided to a non-employee director in any fiscal year to an aggregate of $300,000.

Awards may be granted under the 2017 Plan to our employees, including officers, directors or consultants or those of any present or future parent or subsidiary corporation or other affiliated entity. All awards will be evidenced by a written agreement between us and the holder of the award.

In the event of a change in control as described in the 2017 Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under the 2017 Plan or substitute substantially equivalent awards. Any awards which are not assumed or continued in connection with a change in control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. The Compensation Committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of the Board who are not employees will automatically be accelerated in full. The 2017 Plan also authorizes the Compensation Committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of Common Stock in the change in control transaction over the exercise price per share, if any, under the award.

The 2017 Plan will continue in effect until it is terminated by the administrator, provided, however, that all awards will be granted, if at all, within 10 years of its effective date. The administrator may amend, suspend or terminate the 2017 Plan at any time, provided that without stockholder approval, the plan cannot be amended to increase the number of shares authorized, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law or listing rule.

2012 Stock Option Plan

Our Board adopted, and our stockholders approved, our 2012 Stock Option Plan, on September 1, 2012. The 2012 Stock Option Plan was assumed by the Delaware company in our reincorporation in November 2016. Our 2012 Stock Option Plan provides for the grant of incentive stock options to our employees, and for the grant of nonstatutory stock options to our directors, officers, employees, consultants and advisors. In connection with our adoption of the 2017 Plan, we no longer will make award grants under the 2012 Stock Option Plan.

Authorized Shares. The maximum aggregate number of shares that may be issued under the 2012 Stock Option Plan was 40,000,000 shares of our Common Stock. As of June 9, 2017, options to purchase 30,375,000 shares of our Common Stock were outstanding, taking into consideration the conversion of the options to purchase Preferred Stock into options to purchase Common Stock. Due to our adoption of the 2017 Plan, we will no longer make award grants under the 2012 Stock Option Plan.

Plan Administration. Our Board, or a committee appointed by the Board, administers the 2012 Stock Option Plan and any stock awards granted under the 2012 Stock Option Plan. The administrator has the power and authority to determine the terms of the awards, including eligibility, the form of agreements for use under the 2012 Stock Option Plan, the exercise price, the number of shares covered by each such award, the vesting schedule and exercisability of awards, and the form of consideration payable upon exercise. The administrator also has the power and authority to construe and interpret the terms of the 2012 Stock Option Plan and awards granted pursuant to the 2012 Stock Option Plan.

Stock Options. With respect to all stock options granted under the 2012 Stock Option Plan, the exercise price of such options must equal at least the fair market value of our Common Stock on the date of grant. The term of an option may not exceed eight years; provided, however, that an incentive stock option held by a participant who owns more than 10% of the total combined voting power of all classes of our stock, or of certain of our subsidiary corporations, may not have a term in excess of five years and must have an exercise price of at least 110% of the fair market value of our Common Stock on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash or other methods of payment acceptable to the administrator. Subject to the provisions of the 2012 Stock Option Plan, the administrator determines the vesting terms of options granted under the 2012 Stock Option Plan. After the termination of service of an employee, director or consultant, the participant may exercise his or her option, to the extent vested and not otherwise forfeited as of such date of termination, for the period of time stated in his or her option agreement.

Merger or Change in Control. In the event of a merger, the sale of substantially all of our assets or any other acquisition, the 2012 Stock Option Plan provides that the outstanding options and stock rights will be treated as set forth in the agreement of merger, consolidation, or asset sale, which shall provide for any of the following: (i) the assumption of the awards by the surviving corporation or its parent or (ii) the continuation of the awards by the company if the company is the surviving corporation.

Plan Amendment, Termination. Our Board may at any time amend, suspend or terminate the 2012 Stock Option Plan, provided such action does not impair the existing rights of any participant.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2020

The Audit Committee annually evaluates the performance of our independent registered public accounting firm and determines whether to re-engage the current independent auditor or consider other audit firms. This year the Audit Committee has approved the retention of MaloneBailey, LLP as our independent registered public accounting firm for the year ending December 31, 2020.

Ratification of our independent registered public accounting firm is not required by our Amended and Restated Bylaws or otherwise. However, we are submitting the selection of MaloneBailey, LLP to our stockholders for ratification as a matter of good corporate practice and because we value the views of our stockholders.

The Audit Committee considers MaloneBailey, LLP to be well qualified. In the absence of contrary specification, the proxy holders will vote proxies received in response to this solicitation in favor of ratification of the appointment. In the event that stockholders fail to ratify the appointment of MaloneBailey, LLP, the Audit Committee will reconsider the appointment of MaloneBailey, LLP. Even if the appointment is ratified, the ratification is not binding and the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and the best interest of our stockholders.

Representatives of MaloneBailey, LLP are not expected to be present at the Annual Meeting and we do not expect that they will be available to respond to appropriate questions. We have provided MaloneBailey, LLP with an opportunity to make a statement if they desire to do so, although they have declined to make such a statement at the Annual Meeting.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MALONEBAILEY, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDIT FEES

MaloneBailey, LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2019 and has served in this capacity for each of the seven years ended December 31, 2018. During the seven fiscal years ended December 31, 2019, there were no disagreements between us and MaloneBailey, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Independent Registered Public Accounting Firm Fees

The following table shows the fees that were billed for audit and other services provided by MaloneBailey, LLP during the fiscal years ended December 31, 2019 and 2018:

	For the Fiscal Years Ended December 31,
	2019	2018
Audit Fees(1)	$73,050	$114,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total	$73,050	$114,000

(1)

Audit Fees—Audit Fees consist of professional services rendered in connection with the audit of our annual financial statements, including the audited financial statements presented in our Annual Report on Form 10-K, and the review of our financial statements included in quarterly reports, along with services that are normally provided by the independent registered accountants in connection with statutory and regulatory filings or engagements for those fiscal years and timely review of our quarterly consolidated financial statements. Audit Fees also includes professional services rendered in connection with our offering statement on Form 1-A related to our registration statement on Form S-1 related to our offering of Common Stock in January 2018.

(2)

Audit-Related Fees—Audit-related fees consist of fees for professional services rendered for assurance and related services by MaloneBailey, LLP that were reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.

(3)

Tax Fees—Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state, and international tax compliance.

(4)	All Other Fees—All other fees consist of fees billed for products and services provided by MaloneBailey, LLP other than the services reported for the other categories.

Pre-Approval Policies and Procedures of the Audit Committee

Consistent with the rules and regulations promulgated by the SEC, the Audit Committee approves the engagement of our independent registered public accounting firm and is also required to pre-approve all audit and non-audit expenses. All of the services described above were approved by the Audit Committee in accordance with its procedure.

OTHER MATTERS

The Board and management do not know of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the Proxy Holder will vote on such matters in accordance with his best judgment.

STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

To be considered for inclusion in next year’s Proxy Statement, stockholder proposals must be received at our principal executive offices no later than the close of business on November 19, 2020, in accordance with Rule 14a-8 promulgated under the Exchange Act. However, if the date of the next annual meeting is changed by more than 30 days from the anniversary of this year’s Annual Meeting, then, to be considered for inclusion in the Proxy Statement relating to next year’s annual meeting, notice of a stockholder proposal will need to be received by us in a reasonable amount of time before we begin to send our proxy materials for the 2021 Annual Meeting of Stockholders.

In accordance with the procedures set forth in our Amended and Restated Bylaws, if a stockholder wishes to present a stockholder proposal at our 2021 Annual Meeting of Stockholders that is not intended to be included in the Proxy Statement, we must receive such proposal between December 7, 2020 and January 6, 2021. Subject to Rule 14a-4(c) under the Exchange Act, which governs our use of discretionary proxy voting authority with respect to stockholder proposals that are not included in a company’s proxy solicitation materials pursuant to Rule 14a-8 of the Exchange Act, our Proxy Holder will have the right to exercise his discretionary authority in connection with any matter submitted by a stockholder, without discussion of the matter in the Proxy Statement, if we do not receive timely notice of such proposal under our Amended and Restated Bylaws, as calculated above. In the event that our 2021 Annual Meeting of Stockholders is not held between April 6, 2021 and June 5, 2021, under our Amended and Restated Bylaws, this notice must be provided not later than the close of business on the later of (a) the ninetieth day prior to the 2021 Annual Meeting of Stockholders or (b) the tenth day following the date on which we publicly announce the date of the 2021 Annual Meeting of Stockholders.

Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our Proxy Statement. We reserve the right to exclude stockholder proposals pursuant to SEC rules, or if untimely. If a stockholder nominates a director candidate, in order for such nomination to be valid and acceptable, all information required to be provided under Regulation 14A under the Exchange Act and requested by the Board concerning such candidate must be furnished within a reasonable time prior to the above deadline for stockholder proposals.

All notices of intention to present a proposal at the 2021 Annual Meeting of Stockholders should be addressed to our Corporate Secretary at ADOMANI, Inc., 4740 Green River Road, Suite 106, Corona, California 92880 and to ensure prompt receipt by us, such notices should be sent to us via certified mail, return receipt requested. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Any stockholder proposal for next year’s annual meeting submitted after the deadlines described above will not be considered filed on a timely basis. For proposals that are not timely filed, we retain discretion to vote the proxies we receive. For proposals that are timely filed, we retain discretion to vote the proxies we receive, provided that (i) we include in our Proxy Statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (ii) the proponent does not issue a Proxy Statement.

DIRECTOR NOMINEES FOR 2021 ANNUAL MEETING

In accordance with procedures set forth in our Amended and Restated Bylaws, our stockholders may propose nominees for election to the Board only after providing timely written notice to our Corporate Secretary. To be timely, a stockholder’s notice to our Company Secretary must be delivered to or mailed and received at our principal executive offices, located at ADOMANI, Inc., 4740 Green River Road, Suite 106, Corona, California 92880, on or before December 7, 2020 but not earlier than January 6, 2021. However, if the date of our 2021 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary of this year’s Annual Meeting, then notice will need to be received by us not later than the close of business on the later of (a) the ninetieth day prior to the 2021 Annual Meeting of Stockholders or (b) the tenth day following the date on which we publicly announce the date of the 2021 Annual Meeting of Stockholders.

The notice must set forth, among other things, certain information regarding the stockholder (including any of its affiliates or associates acting in concert) who intends to make the nomination, as well as such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the Board nominated or intended to nominate such nominee, as well as certain other specific information required by our Amended and Restated Bylaws, a copy of which may be obtained by writing to our Corporate Secretary or accessing the SEC’s EDGAR filing database at www.sec.gov.

Submissions must be made by mail, courier or personal delivery—submissions by e-mail will not be considered. The Nominating and Corporate Governance Committee will consider only those stockholder recommendations whose submissions comply with the above procedural requirements, including the additional requirements set forth in our Amended and Restated Bylaws. The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as those recommended by others.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for Notices with respect to two or more stockholders sharing the same address by delivering a single Notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers deliver a single Notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice, or if you currently receive multiple Notices and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to our Chief Financial Officer at ADOMANI, Inc., 4740 Green River Road, Suite 106, Corona, California 92880 or by calling us at (951) 407-9860.

IMPORTANT

Your vote at this year’s Annual Meeting is important, no matter how many or how few shares of Common Stock you own. Please sign and date the enclosed Proxy Card and return it in the enclosed postage-paid envelope, or vote by calling the toll-free number shown on the Notice or by visiting the website shown on the Notice, in each case promptly.

Only your latest dated proxy will be counted. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this Proxy Statement.

ANNUAL MEETING OF ADOMANI, INC.

Date:	May 6, 2020
Time:	10:00 A.M. (Pacific Time)
Place:	Embassy Suites Anaheim-North
3100 East Frontera Street Anaheim, California 92806

Please make your marks like this: ☒ Use dark black pencil or pen only

The Board of Directors unanimously recommends that you vote “FOR” the nominees for Class III director listed in proposal 1 and “FOR” proposal 2.

1:	Election of Class III directors.

	Nominees	For		Withhold	Directors Recommend i

	01 James L. Reynolds	☐		☐	For

	02 Gary W. Nettles	☐		☐	For

		For	Against	Abstain

2:	Ratification of the appointment of MaloneBailey LLP as Adomani’s independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐	For

The proposals referred to above are more fully described in the accompanying Proxy Statement. An annual report to stockholders outlining our operations during our 2019 fiscal year accompanies this Notice of Annual Meeting and Proxy Statement.

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above
Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of ADOMANI, Inc.

to be held on Wednesday, May 6, 2020

for holders as of March 10, 2020

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE
Go To		866-474-5330
www.proxypush.com/ADOM
• Cast your vote online. • View Meeting Documents.	OR	• Use any touch-tone telephone.
• Have your Proxy Card/Voting Instruction Form ready.
• Follow the simple recorded instructions.
MAIL
OR • Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints James L. Reynolds, as the true and lawful attorney of the undersigned, with full power of substitution and revocation, and authorizes him to vote all the shares of capital stock of ADOMANI, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorney to vote in his discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE CLASS III DIRECTORS IN PROPOSAL 1 AND FOR PROPOSAL 2.

PROXY TABULATOR FOR
ADOMANI, INC.
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Proxy — ADOMANI, Inc.

Annual Meeting of Stockholders

May 6, 2020, 10:00 a.m. (Pacific Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints James L. Reynolds (the “Named Proxy”) as proxy for the undersigned, with full power of substitution, to vote the shares of common stock of ADOMANI, Inc., a Delaware corporation (the “Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Embassy Suites Anaheim-North, 3100 East Frontera Street, Anaheim, California 92806, on Wednesday, May 6, 2020 at 10:00 a.m. (Pacific Time) and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:

1.

To elect the Class III directors named in the Proxy Statement to hold office until their respective successors are duly elected and qualified or until their respective earlier resignation, removal or death; and

2.	To ratify the appointment of MaloneBailey LLP as Adomani’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

The Board of Directors of the Company recommends a vote “FOR” the Class III director nominees and “FOR” each proposal.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” the nominees for Class III director and “FOR” each proposal. In his discretion, the Named Proxy is authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxy cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box.	☐